Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of The Toro Company, a Delaware corporation, do hereby make, nominate and appoint each of MICHAEL J. HOFFMAN AND TIMOTHY P. DORDELL, signing singly, to be his or her attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-8 relating to the registration of 800,000 shares of The Toro Company common stock, par value $1.00 per share (the “Common Stock”), and related Preferred Share Purchase Rights, for The Toro Company 2000 Stock Option Plan, and any and all amendments thereto (including without limitation post-effective amendments to register or de-register shares), provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 21st day of May, 2008.

Signature
/s/ Robert C. Buhrmaster Robert C. Buhrmaster
/s/ Winslow H. Buxton Winslow H. Buxton
/s/ Janet K. Cooper Janet K. Cooper
/s/ Gary L. Ellis Gary L. Ellis
/s/ Katherine J. Harless Katherine J. Harless
/s/ Robert H. Nassau Robert H. Nassau
/s/ Gregg W. Steinhafel Gregg W. Steinhafel
/s/ Inge G. Thulin Inge G. Thulin
/s/ Christopher A. Twomey Christopher A. Twomey